Exhibit 4.1

Counterpart __ of 75 Counterparts

DUKE ENERGY PROGRESS, LLC

(formerly Duke Energy Progress, Inc.)

TO

THE BANK OF NEW YORK MELLON

(formerly The Bank of New York (formerly Irving Trust Company))

AND

CHRISTIE LEPPERT

(successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe,

G. White, D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy,

W.T. Cunningham, Douglas J. MacInnes, Ming Ryan and Tina D. Gonzalez)

as Trustees under Duke Energy Progress, LLC’s Mortgage and Deed of Trust, dated as of May 1,1940

Ninety-fourth Supplemental Indenture

Providing among other things for

First Mortgage Bonds, 5.25% Series due 2033 (One Hundred-twelfth Series)

First Mortgage Bonds, 5.35% Series due 2053 (One Hundred-thirteenth Series)

Dated as of March 1, 2023

Prepared by and Return to:

Hunton Andrews Kurth LLP

c/o Brendan P. Harney

200 Park Avenue, 52nd Floor

New York, New York 10166

Ninety-fourth SUPPLEMENTAL INDENTURE

INDENTURE, dated as of March 1, 2023, by and between DUKE ENERGY PROGRESS, LLC (formerly Duke Energy Progress, Inc.), a limited liability company of the State of North Carolina, whose post office address is 410 South Wilmington Street, Raleigh, North Carolina 27601-1748 (hereinafter sometimes referred to as the “Company”), and THE BANK OF NEW YORK MELLON (formerly The Bank of New York (formerly Irving Trust Company)), a corporation of the State of New York, whose post office address is 240 Greenwich Street, New York, New York 10286 (hereinafter sometimes referred to as the “Corporate Trustee”), and CHRISTIE LEPPERT (successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe, G. White, D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy, W.T. Cunningham, Douglas J. MacInnes, Ming Ryan and Tina D. Gonzalez), whose post office address is 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256 (hereinafter sometimes referred to as the “Individual Trustee”; the Corporate Trustee and the Individual Trustee being hereinafter together sometimes referred to as the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of May 1, 1940 (hereinafter referred to as the “Original Mortgage” and, as supplemented from time to time by the ninety-one supplemental indentures mentioned below, by this Indenture, and by all other indentures, if any, supplemental to the Original Mortgage, hereinafter referred to as the “Mortgage”), which Original Mortgage was executed and delivered by the Company to Irving Trust Company (now The Bank of New York Mellon) and Frederick G. Herbst to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Original Mortgage, reference to which Original Mortgage is hereby made, this Indenture (hereinafter sometimes referred to as the “Ninety-fourth Supplemental Indenture”) being supplemental thereto:

WHEREAS, the Original Mortgage was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, the Original Mortgage was indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, an instrument, dated as of June 25, 1945, was executed by the Company appointing Richard H. West as Individual Trustee in succession to said Frederick G. Herbst (deceased) under the Original Mortgage, as theretofore supplemented, and by Richard H. West accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, an instrument, dated as of December 12, 1957, was executed by the Company appointing J.A. Austin as Individual Trustee in succession to said Richard H. West (resigned) under the Original Mortgage, as theretofore supplemented, and by J.A. Austin accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, an instrument, dated as of April 15, 1966, was executed by the Company appointing E.J. McCabe as Individual Trustee in succession to said J.A. Austin (resigned) under the Original Mortgage, as theretofore supplemented, and by E.J. McCabe accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, by the Seventeenth Supplemental Indenture mentioned below, the Company, among other things, appointed G. White as Individual Trustee in succession to said E.J. McCabe (resigned), and G. White accepted said appointment; and

WHEREAS, by the Nineteenth Supplemental Indenture mentioned below, the Company, among other things, appointed D.W. May as Individual Trustee in succession to said G. White (resigned), and D.W. May accepted said appointment; and

WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed J.A. Vaughan as Individual Trustee in succession to said D.W. May (resigned), and J.A. Vaughan accepted said appointment; and

WHEREAS, an instrument, dated as of June 27, 1988, was executed by the Company appointing Joseph J. Arney as Individual Trustee in succession to said J.A. Vaughan (resigned) under the Original Mortgage, as theretofore supplemented, and by Joseph J. Arney accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, by the Forty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Wafaa Orfy as Individual Trustee in succession to said Joseph J. Arney (resigned), and Wafaa Orfy accepted said appointment; and

WHEREAS, by the Forty-ninth Supplemental Indenture mentioned below, the Company, among other things, appointed W.T. Cunningham as Individual Trustee in succession to said Wafaa Orfy (resigned), and W.T. Cunningham accepted said appointment; and

WHEREAS, by the Sixty-sixth Supplemental Indenture mentioned below, the Company, among other things, appointed Douglas J. MacInnes as Individual Trustee in succession to said W.T. Cunningham (resigned), and Douglas J. MacInnes accepted said appointment; and

WHEREAS, by the Seventy-sixth Supplemental Indenture mentioned below, the Company, among other things, appointed Ming Ryan as Individual Trustee in succession to said Douglas J. MacInnes (resigned), and Ming Ryan accepted said appointment; and

WHEREAS, by the Seventy-ninth Supplemental Indenture mentioned below, the Company, among other things, appointed Tina D. Gonzalez as Individual Trustee in succession to said Ming Ryan (resigned), and Tina D. Gonzalez accepted said appointment; and

WHEREAS, by the Eighty-seventh Supplemental Indenture mentioned below, the Company, among other things, appointed Christie Leppert as Individual Trustee in succession to said Tina D. Gonzalez (resigned), and Christie Leppert accepted said appointment; and

WHEREAS, such instruments were indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, effective January 1, 2003, the Company began doing business under the name Progress Energy Carolinas, Inc., without changing the legal name of the Company; and certificates of doing business by the Company under such name were recorded in all counties in the States of North Carolina and South Carolina in which this Ninety-fourth Supplemental Indenture is to be recorded and were filed and indexed and cross-indexed in the real property records in each of such counties; and

WHEREAS, effective April 29, 2013, the Company changed its name to Duke Energy Progress, Inc. and evidence of such name change was (i) recorded in all counties in the States of North Carolina and South Carolina in which this Ninety-fourth Supplemental Indenture is to be recorded and (ii) filed and indexed and cross-indexed in the real property records in each of such counties; and

WHEREAS, the Company converted its form of organization effective August 1, 2015 from a North Carolina corporation to a North Carolina limited liability company named “Duke Energy Progress, LLC,” and evidence of such conversion was (i) recorded in all counties in the States of North Carolina and South Carolina in which this Ninety-fourth Supplemental Indenture is to be recorded and (ii) filed and indexed and cross-indexed in the real property records in each of such counties; and

WHEREAS, by the Original Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS, for said purposes, among others, the Company executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	January 1, 1949
Second Supplemental Indenture	December 1, 1949
Third Supplemental Indenture	February 1, 1951
Fourth Supplemental Indenture	October 1, 1952
Fifth Supplemental Indenture	March 1, 1958
Sixth Supplemental Indenture	April 1, 1960
Seventh Supplemental Indenture	November 1, 1961
Eighth Supplemental Indenture	July 1, 1964
Ninth Supplemental Indenture	April 1, 1966
Tenth Supplemental Indenture	October 1, 1967
Eleventh Supplemental Indenture	October 1, 1968
Twelfth Supplemental Indenture	January 1, 1970
Thirteenth Supplemental Indenture	August 1, 1970
Fourteenth Supplemental Indenture	January 1, 1971
Fifteenth Supplemental Indenture	October 1, 1971
Sixteenth Supplemental Indenture	May 1, 1972
Seventeenth Supplemental Indenture	May 1, 1973
Eighteenth Supplemental Indenture	November 1, 1973
Nineteenth Supplemental Indenture	May 1, 1974
Twentieth Supplemental Indenture	December 1, 1974
Twenty-first Supplemental Indenture	April 15, 1975
Twenty-second Supplemental Indenture	October 1, 1977
Twenty-third Supplemental Indenture	June 1, 1978
Twenty-fourth Supplemental Indenture	May 15, 1979
Twenty-fifth Supplemental Indenture	November 1, 1979
Twenty-sixth Supplemental Indenture	November 1, 1979
Twenty-seventh Supplemental Indenture	April 1, 1980
Twenty-eighth Supplemental Indenture	October 1, 1980
Twenty-ninth Supplemental Indenture	October 1, 1980
Thirtieth Supplemental Indenture	December 1, 1982
Thirty-first Supplemental Indenture	March 15, 1983
Thirty-second Supplemental Indenture	March 15, 1983
Thirty-third Supplemental Indenture	December 1, 1983
Thirty-fourth Supplemental Indenture	December 15, 1983
Thirty-fifth Supplemental Indenture	April 1, 1984
Thirty-sixth Supplemental Indenture	June 1, 1984
Thirty-seventh Supplemental Indenture	June 1, 1984
Thirty-eighth Supplemental Indenture	June 1, 1984
Thirty-ninth Supplemental Indenture	April 1, 1985

Designation	Dated as of
Fortieth Supplemental Indenture	October 1, 1985
Forty-first Supplemental Indenture	March 1, 1986
Forty-second Supplemental Indenture	July 1, 1986
Forty-third Supplemental Indenture	January 1, 1987
Forty-fourth Supplemental Indenture	December 1, 1987
Forty-fifth Supplemental Indenture	September 1, 1988
Forty-sixth Supplemental Indenture	April 1, 1989
Forty-seventh Supplemental Indenture	August 1, 1989
Forty-eighth Supplemental Indenture	November 15, 1990
Forty-ninth Supplemental Indenture	November 15, 1990
Fiftieth Supplemental Indenture	February 15, 1991
Fifty-first Supplemental Indenture	April 1, 1991
Fifty-second Supplemental Indenture	September 15, 1991
Fifty-third Supplemental Indenture	January 1, 1992
Fifty-fourth Supplemental Indenture	April 15, 1992
Fifty-fifth Supplemental Indenture	July 1, 1992
Fifty-sixth Supplemental Indenture	October 1, 1992
Fifty-seventh Supplemental Indenture	February 1, 1993
Fifty-eighth Supplemental Indenture	March 1, 1993
Fifty-ninth Supplemental Indenture	July 1, 1993
Sixtieth Supplemental Indenture	July 1, 1993
Sixty-first Supplemental Indenture	August 15, 1993
Sixty-second Supplemental Indenture	January 15, 1994
Sixty-third Supplemental Indenture	May 1, 1994
Sixty-fourth Supplemental Indenture	August 15, 1997
Sixty-fifth Supplemental Indenture	April 1, 1998
Sixty-sixth Supplemental Indenture	March 1, 1999
Sixty-seventh Supplemental Indenture	March 1, 2000
Sixty-eighth Supplemental Indenture	April 1, 2000
Sixty-ninth Supplemental Indenture	June 1, 2000
Seventieth Supplemental Indenture	July 1, 2000
Seventy-first Supplemental Indenture	February 1, 2002
Seventy-second Supplemental Indenture	September 1, 2003
Seventy-third Supplemental Indenture	March 1, 2005
Seventy-fourth Supplemental Indenture	November 1, 2005
Seventy-fifth Supplemental Indenture	March 1, 2008
Seventy-sixth Supplemental Indenture	January 1, 2009
Seventy-seventh Supplemental Indenture	June 18, 2009
Seventy-eighth Supplemental Indenture	September 1, 2011
Seventy-ninth Supplemental Indenture	May 1, 2012
Eightieth Supplemental Indenture	March 1, 2013
Eighty-first Supplemental Indenture	June 1, 2013
Eighty-second Supplemental Indenture	March 1, 2014
Eighty-third Supplemental Indenture	November 1, 2014
Eighty-fourth Supplemental Indenture	August 1, 2015
Eighty-fifth Supplemental Indenture	August 1, 2015
Eighty-sixth Supplemental Indenture	September 1, 2016
Eighty-seventh Supplemental Indenture	September 1, 2017
Eighty-eighth Supplemental Indenture	August 1, 2018
Eighty-ninth Supplemental Indenture	March 1, 2019
Ninetieth Supplemental Indenture	August 1, 2020
Ninety-first Supplemental Indenture	August 1, 2021
Ninety-second Supplemental Indenture	March 1, 2022
Ninety-third Supplemental Indenture	September 1, 2022

which supplemental indentures (other than said Sixty-fifth Supplemental Indenture and said Sixty-seventh Supplemental Indenture) were recorded in various Counties in the States of North Carolina and South Carolina, and were indexed and cross-indexed in the real and chattel mortgage or security interest records in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, no recording or filing of said Sixty-fifth Supplemental Indenture in any manner or place is required by law in order to fully preserve and protect the security of the bondholders and all rights of the Trustees or is necessary to make effective the lien intended to be created by the Original Mortgage or said Sixty-fifth Supplemental Indenture; and said Sixty-seventh Supplemental Indenture was recorded only in Rowan County, North Carolina to make subject to the lien of the Mortgage certain property of the Company located in said County intended to be subject to the lien of the Original Mortgage, all in accordance with Section 42 of the Mortgage; and

WHEREAS, the Original Mortgage and said First through Ninety-third Supplemental Indentures (other than said Sixty-fifth and said Sixty-seventh Supplemental Indentures) were or are to be recorded in all Counties in the States of North Carolina and South Carolina in which this Ninety-fourth Supplemental Indenture is to be recorded; and

WHEREAS, in addition to the property described in the Original Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Original Mortgage, as from time to time then supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3-3/4% Series due 1965	$46,000,000	None
3-1/8% Series due 1979	20,100,000	None
3-1/4% Series due 1979	43,930,000	None
2-7/8% Series due 1981	15,000,000	None
3-1/2% Series due 1982	20,000,000	None
4-1/8% Series due 1988	20,000,000	None
4-7/8% Series due 1990	25,000,000	None
4-1/2% Series due 1991	25,000,000	None
4-1/2% Series due 1994	30,000,000	None
5-1/8% Series due 1996	30,000,000	None
6-3/8% Series due 1997	40,000,000	None
6-7/8% Series due 1998	40,000,000	None
8-3/4% Series due 2000	40,000,000	None
8-3/4% Series due August 1, 2000	50,000,000	None
7-3/8% Series due 2001	65,000,000	None
7-3/4% Series due October 1, 2001	70,000,000	None
7-3/4% Series due 2002	100,000,000	None
7-3/4% Series due 2003	100,000,000	None
8-1/8% Series due November 1, 2003	100,000,000	None
9-3/4% Series due 2004	125,000,000	None
11-1/8% Series due 1994	50,000,000	None
11% Series due April 15, 1984	100,000,000	None
8-1/2% Series due October 1, 2007	100,000,000	None
9-1/4% Series due June 1, 2008	100,000,000	None
10-1/2% Series due May 15, 2009	125,000,000	None

Series	Principal Amount Issued	Principal Amount Outstanding
12-1/4% Series due November 1, 2009	100,000,000	None
Pollution Control Series A	63,000,000	None
14-1/8% Series due April 1, 1987	125,000,000	None
Pollution Control Series B	50,000,000	None
Pollution Control Series C	6,000,000	None
11-5/8% Series due December 1, 1992	100,000,000	None
Pollution Control Series D	48,485,000	None
Pollution Control Series E	5,970,000	None
12-7/8% Series due December 1, 2013	100,000,000	None
Pollution Control Series F	34,700,000	None
13-3/8% Series due April 1, 1994	100,000,000	None
Pollution Control Series G	122,615,000	None
Pollution Control Series H	70,000,000	None
Pollution Control Series I	70,000,000	None
Pollution Control Series J	6,385,000	None
Pollution Control Series K	2,580,000	None
Extendible Series due April 1, 1995	125,000,000	None
11-3/4% Series due October 1, 2015	100,000,000	None
8-7/8% Series due March 1, 2016	100,000,000	None
8-1/8% Series due July 1, 1996	125,000,000	None
8-1/2% Series due January 1, 2017	100,000,000	None
9.174% Series due December 1, 1992	100,000,000	None
9% Series due September 1, 1993	100,000,000	None
9.60% Series due April 1, 1991	100,000,000	None
Secured Medium-Term Notes, Series A	200,000,000	None
8-1/8% Series due November 15, 1993	100,000,000	None
Secured Medium-Term Notes, Series B	100,000,000	None
8-7/8% Series due February 15, 2021	125,000,000	None
9% Series due April 1, 2022	100,000,000	None
8-5/8% Series due September 15, 2021	100,000,000	None
5.20% Series due January 1, 1995	125,000,000	None
7-7/8% Series due April 15, 2004	150,000,000	None
8.20% Series due July 1, 2022	150,000,000	None
6-3/4% Series due October 1, 2002	100,000,000	None
6-1/8% Series due February 1, 2000	150,000,000	None
7-1/2% Series due March 1, 2023	150,000,000	None
5-3/8% Series due July 1, 1998	100,000,000	None
Secured Medium-Term Notes, Series C	200,000,000	None
6-7/8% Series due August 15, 2023	100,000,000	None
5-7/8% Series due January 15, 2004	150,000,000	None
Pollution Control Series L	72,600,000	None
Pollution Control Series M	50,000,000	None
6.80% Series due August 15, 2007	200,000,000	None
5.95% Senior Note Series due March 1, 2009	400,000,000	None
7.50% Senior Note Series due April 1, 2005	300,000,000	None
Pollution Control Series N	67,300,000	None
Pollution Control Series O	55,640,000	None
Pollution Control Series P	50,000,000	None
Pollution Control Series Q	50,000,000	None
Pollution Control Series R	45,600,000	None
Pollution Control Series S	41,700,000	None
Pollution Control Series T	50,000,000	None
Pollution Control Series U	50,000,000	None

Series	Principal Amount Issued	Principal Amount Outstanding
Pollution Control Series V	87,400,000	None
Pollution Control Series W	48,485,000	None
5.125% Series due 2013	400,000,000	None
6.125% Series due 2033	200,000,000	200,000,000
5.15% Series due 2015	300,000,000	None
5.70% Series due 2035	200,000,000	200,000,000
5.25% Series due 2015	400,000,000	None
6.30% Series due 2038	325,000,000	325,000,000
5.30% Series due 2019	600,000,000	None
3.00% Series due 2021	500,000,000	None
2.80% Series due 2022	500,000,000	None
4.10% Series due 2042	500,000,000	500,000,000
4.10% Series due 2043	500,000,000	500,000,000
Pollution Control Series X	48,485,000	48,485,000
Floating Rate Series due 2017	250,000,000	None
4.375% Series due 2044	400,000,000	400,000,000
Second Floating Rate Series due 2017	200,000,000	None
4.15% Series due 2044	500,000,000	500,000,000
3.25% Series due 2025	500,000,000	500,000,000
4.20% Series due 2045	700,000,000	700,000,000
3.70% Series due 2046	450,000,000	450,000,000
Floating Rate Series due 2020	300,000,000	None
3.60% Series due 2047	500,000,000	500,000,000
3.375% Series due 2023	300,000,000	300,000,000
3.700% Series due 2028	500,000,000	500,000,000
3.45% Series due 2029	600,000,000	600,000,000
2.50% Series due 2050	600,000,000	600,000,000
2.00% Series due 2031	650,000,000	650,000,000
2.90% Series due 2051	450,000,000	450,000,000
3.40% Series due 2032	500,000,000	500,000,000
4.00% Series due 2052	400,000,000	400,000,000
Pollution Control Series 2022A	410,000,000	410,000,000
Pollution Control Series 2022B	41,700,000	41,700,000

which bonds are herein sometimes referred to as bonds of the First through One Hundred-seventh Series, respectively; and

WHEREAS, Section 8 of the Original Mortgage, as heretofore supplemented, provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as said Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS, Section 120 of the Original Mortgage, as heretofore supplemented, provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to create one new series of bonds and to add to its covenants and agreements contained in the Original Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it; and

WHEREAS, the execution and delivery by the Company of this Ninety-fourth Supplemental Indenture, and the terms of the bonds of the One Hundred-twelfth and One Hundred-thirteenth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Original Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Original Mortgage, as heretofore supplemented) unto The Bank of New York Mellon and Christie Leppert, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company:

All electric generating plants, stations, transmission lines, and electric distribution systems, including permanent improvements, extensions or additions to or about such electrical plants, stations, transmission lines and distribution systems of the Company; all dams, power houses, power sites, buildings, generators, reservoirs, pipe lines, flumes, structures and works; all substations, transformers, switchboards, towers, poles, wires, insulators, and other appliances and equipment, and the Company’s rights or interests in the land upon which the same are situated, and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with said generating plants, stations, transmission lines, and distribution systems; together with all rights of way, easements, permits, privileges, franchises and rights for or related to the construction, maintenance, or operation thereof, through, over, under or upon any public streets or highways, or the public lands of the United States, or of any State or other lands; and all water appropriations and water rights, permits and privileges; including all property, real, personal, and mixed, acquired by the Company after the date of the execution and delivery of the Original Mortgage, in addition to property covered by the above-mentioned supplemental indentures (except any herein or in the Original Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Ninety-fourth Supplemental Indenture) all lands, power sites, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Original Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Original Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage, as heretofore supplemented) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Original Mortgage, as heretofore supplemented, all the property, rights, and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Original Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Ninety-fourth Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or this Ninety-fourth Supplemental Indenture or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (5) any property which does not constitute Property Additions, Funded Property or Funded Cash (each as defined in the Original Mortgage as supplemented) and (6) any property and rights heretofore released from the lien of the Original Mortgage, as heretofore supplemented; provided, however, that the property and rights expressly excepted from the lien and operation of the Original Mortgage, as heretofore supplemented, and this Ninety-fourth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Mortgage, as heretofore supplemented, this Ninety-fourth Supplemental Indenture being supplemental to the Original Mortgage.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage and had been specifically and at length described in and conveyed to the Trustees by the Original Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust under the Mortgage as follows:

ARTICLE I

ONE HUNDRED-TWELFTH SERIES OF BONDS

SECTION 1. (A) There shall be a series of bonds designated “5.25% Series due 2033” (herein sometimes referred to as the “One Hundred-twelfth Series”), which shall also bear the descriptive title “First Mortgage Bond”, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the One Hundred-twelfth Series shall be initially issued in the aggregate principal amount of $500,000,000, mature on March 15, 2033, bear interest at the rate of 5.25% per annum, payable from March 9, 2023, if the date of said bonds is on or prior to September 15, 2023, or, if the date of said bonds is after September 15, 2023, from the March 15 or September 15 next preceding the date of said bonds, semi-annually on March 15 and September 15 of each year commencing on September 15, 2023, be issued as fully registered bonds in the denominations of Two Thousand Dollars and in any integral multiple of One Thousand Dollars in excess thereof and be dated as in Section 10 of the Mortgage provided, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Interest on bonds of the One Hundred-twelfth Series will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a due date for the payment of interest, principal or any Redemption Price (as defined below) on the bonds of the One Hundred-twelfth Series, falls on a day that is not a Business Day, then the payment will be made on the next succeeding Business Day, and no interest will accrue on the amounts payable for the period from and after the original due date and until the next Business Day. The term “Business Day” means any day other than a Saturday or Sunday or day on which banking institutions in The City of New York are required or authorized to close.

(B)            On or after December 15, 2032 (the “2033 Par Call Date”), the Company may redeem the bonds of the One Hundred-twelfth Series at the option of the Company, or with the Proceeds of Released Property (as contemplated by clause (4) of Section 61 of the Mortgage), in whole or in part, at any time and from time to time, upon notice as provided in Sections 52 and 54 of the Mortgage (given by mail or, if the bonds of the One Hundred-twelfth Series are represented by one or more One Hundred-twelfth Series Global Bonds (as hereinafter defined), given in accordance with the procedures of DTC (as hereinafter defined), not less than 30 days and not more than 90 days prior to the date fixed for redemption), at a redemption price equal to 100% of the principal amount of the bonds then Outstanding to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Prior to the 2033 Par Call Date, the Company may redeem the bonds of the One Hundred-twelfth Series at the option of the Company, or with the Proceeds of Released Property (as contemplated by clause (4) of Section 61 of the Mortgage), in whole or in part, at any time and from time to time, upon notice as provided in Sections 52 and 54 of the Mortgage (given by mail or, if the bonds of the One Hundred-twelfth Series are represented by one or more One Hundred-twelfth Series Global Bonds (as hereinafter defined), given in accordance with the procedures of DTC (as hereinafter defined), not less than 30 days and not more than 90 days prior to the date fixed for redemption (together with the date fixed for redemption referred to in the preceding sentence, each a “2033 Redemption Date”)), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places (hereinafter sometimes referred to as the “2033 Make-Whole Redemption Price” and, together with the redemption price referred to in the preceding sentence, each a “2033 Redemption Price”) equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such bonds matured on the 2033 Par Call Date), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to such 2033 Redemption Date; and (ii) 100% of the principal amount of the bonds then Outstanding to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, such 2033 Redemption Date. On and after any 2033 Redemption Date, if sufficient cash shall have been deposited with the Corporate Trustee (and/or if the Company has irrevocably directed the Corporate Trustee to apply, from moneys held by it available to be used for the redemption of bonds, sufficient cash) to redeem all of the bonds of the One Hundred-twelfth Series called for redemption, interest on the bonds of the One Hundred-twelfth Series, or the portions of them so called for redemption, shall cease to accrue.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

●	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2033 Par Call Date (the “2033 Remaining Life”); or

●	if there is no such Treasury constant maturity on H.15 exactly equal to the 2033 Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such 2033 Remaining Life—and shall interpolate to the 2033 Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

●	if there is no such Treasury constant maturity on H.15 shorter than or longer than the 2033 Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the 2033 Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2033 Par Call Date. If there is no United States Treasury security maturing on the 2033 Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the 2033 Par Call Date, one with a maturity date preceding the 2033 Par Call Date and one with a maturity date following the 2033 Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the 2033 Par Call Date. If there are two or more United States Treasury securities maturing on the 2033 Par Call Date, as applicable, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no obligation or duty whatsoever to determine, or to verify the Company’s calculations of, the redemption price.

In case of a redemption of only a part of the bonds of the One Hundred-twelfth Series, absent any written agreement of the registered holders of all of the bonds of the One Hundred-twelfth Series satisfactory to the Corporate Trustee specifying the particular bonds of the One Hundred-twelfth Series to be redeemed, the Corporate Trustee shall draw by lot, according to such method as it shall deem proper in its discretion, or portions of them, to be redeemed, provided, that if the bonds of the One Hundred-twelfth Series are represented by one or more One Hundred-twelfth Series Global Bonds, interests in the bonds of the One Hundred-twelfth Series shall be selected for redemption by DTC in accordance with its standard procedures therefor.

In case of any bonds of the One Hundred-twelfth Series called for redemption in whole or in part prior to the 2033 Par Call Date, the Company shall deliver to the Corporate Trustee promptly upon its calculation thereof, but in any event prior to the related 2033 Redemption Date, a Treasurer’s Certificate setting forth its calculation of the 2033 Make-Whole Redemption Price applicable to such redemption. The Corporate Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the Company’s calculation of any 2033 Make-Whole Redemption Price of the bonds of the One Hundred-twelfth Series.

In lieu of stating any 2033 Make-Whole Redemption Price, notices of redemption of the bonds of the One Hundred-twelfth Series called for redemption in whole or in part shall state substantially the following: “The redemption price of the bonds to be redeemed shall equal the greater of (i) 100% of the principal amount of the bonds then Outstanding to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon being redeemed that would be due if such bonds matured on the 2033 Par Call Date, computed by discounting such payments, in each case, to the 2033 Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in this Ninety-fourth Supplemental Indenture) plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount thereof called for redemption to, but excluding, the 2033 Redemption Date.”

Except as provided herein, Article X of the Mortgage shall apply to redemptions of bonds of the One Hundred-twelfth Series.

(C)            Subject to the provisions set forth below with respect to One Hundred-twelfth Series Global Bonds, at the option of the registered owner, any bonds of the One Hundred-twelfth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The bonds of the One Hundred-twelfth Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage or agreement with respect thereto.

Subject to the provisions set forth below with respect to One Hundred-twelfth Series Global Bonds, bonds of the One Hundred-twelfth Series shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of bonds of the One Hundred-twelfth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

(D)            The bonds of the One Hundred-twelfth Series shall be issued in registered form without coupons and shall be issued initially in the form of one or more global bonds (each such global bond hereinafter sometimes referred to as a “One Hundred-twelfth Series Global Bond”) to or on behalf of The Depository Trust Company (hereinafter sometimes referred to as “DTC”), as depositary therefor, and registered in the name of such depositary or its nominee. Any bonds of the One Hundred-twelfth Series to be issued or transferred to, or to be held by or on behalf of DTC as such depositary or such nominee (or any successor of such depositary or nominee) for such purpose shall bear the depositary legends as required or otherwise agreed to by the Corporate Trustee and the Company, and in the case of a successor depositary, such legend or legends as such depositary and/or the Company shall require and to which each shall agree, in each case such agreement to be confirmed in writing to the Corporate Trustee. Notwithstanding any other provision in this Ninety-fourth Supplemental Indenture, payment of interest on the bonds of the One Hundred-twelfth Series may be made at the option of the Company by check mailed to the registered holders thereof at their registered address, and, with respect to a One Hundred-twelfth Series Global Bond, the Company may make payments of principal of, any Redemption Price and interest on such One Hundred-twelfth Series Global Bond pursuant to and in accordance with such arrangements as are agreed upon by the Company and the depositary for such One Hundred-twelfth Series Global Bond.

Except under the limited circumstances described below, bonds of the One Hundred-twelfth Series represented by a One Hundred-twelfth Series Global Bond or Bonds shall not be exchangeable for, and shall not otherwise be issuable as, bonds of the One Hundred-twelfth Series in definitive form. The One Hundred-twelfth Series Global Bond or Bonds described in this Section 1(D) may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

A One Hundred-twelfth Series Global Bond shall be exchangeable for bonds of the One Hundred-twelfth Series registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such One Hundred-twelfth Series Global Bond and no successor depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at a time when the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, (ii) a Default has occurred and is continuing with respect to the bonds of the One Hundred-twelfth Series or (iii) the Company in its sole discretion, and subject to the procedures of the depositary, determines that such One Hundred-twelfth Series Global Bond shall be so exchangeable. Any One Hundred-twelfth Series Global Bond that is exchangeable pursuant to the preceding sentence shall be exchangeable for bonds of the One Hundred-twelfth Series registered in such names as the depositary shall direct.

In any exchange provided in the preceding paragraph the Company shall execute, and the Corporate Trustee, upon receipt of a Company request for the authentication and delivery of bonds of the One Hundred-twelfth Series in the form of definitive certificates in exchange in whole or in part for such One Hundred-twelfth Series Global Bond or Bonds, shall authenticate and deliver, without service charge, to each person specified by the depositary, bonds of the One Hundred-twelfth Series in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of such One Hundred-twelfth Series Global Bond or the aggregate principal amount of such One Hundred-twelfth Series Global Bonds in exchange for such One Hundred-twelfth Series Global Bond or Bonds. Upon the exchange of the entire principal amount of a One Hundred-twelfth Series Global Bond for bonds of the One Hundred-twelfth Series in the form of definitive certificates, such One Hundred-twelfth Series Global Bond shall be canceled by the Corporate Trustee. Bonds of the One Hundred-twelfth Series issued in exchange for a One Hundred-twelfth Series Global Bond shall be registered in such names and in such authorized denominations as the depositary for such One Hundred-twelfth Series Global Bond, acting pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Corporate Trustee. Provided that the Company and the Corporate Trustee have so agreed, the Corporate Trustee shall deliver such bonds of the One Hundred-twelfth Series to the persons in whose names the bonds of the One Hundred-twelfth Series are so to be registered.

Any endorsement of a One Hundred-twelfth Series Global Bond to reflect the principal amount thereof, or any increase or decrease in such principal amount, shall be made in such manner and by such person or persons as shall be specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the depositary with respect to such One Hundred-twelfth Series Global Bond or in a Company request. Subject to the terms of the Mortgage, the Corporate Trustee shall deliver and redeliver any such One Hundred-twelfth Series Global Bond in the manner and upon instructions given by the person or persons specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the depositary with respect to such One Hundred-twelfth Series Global Bond or in any applicable Company request. If a Company request is so delivered, any instructions by the Company with respect to such One Hundred-twelfth Series Global Bond contained therein shall be in writing but need not be accompanied by or contained in a Treasurer’s Certificate and need not be accompanied by an opinion of counsel.

The depositary or, if there be one, its nominee, shall be the holder of a One Hundred-twelfth Series Global Bond for all purposes under the Mortgage and the bonds of the One Hundred-twelfth Series and beneficial owners with respect to such One Hundred-twelfth Series Global Bond shall hold their interests pursuant to applicable procedures of such depositary. The Company, the Corporate Trustee, any bond registrar, any paying agent and any other agent of the Company or the Corporate Trustee shall be entitled to deal with such depositary for all purposes of the Mortgage relating to such One Hundred-twelfth Series Global Bond (including the payment of principal, the Redemption Price, if applicable, and interest and the giving of instructions or directions by or to the beneficial owners of such One Hundred-twelfth Series Global Bond as the sole holder of such One Hundred-twelfth Series Global Bond and shall have no obligations to the beneficial owners thereof (including any direct or indirect participants in such depositary)). None of the Company, the Corporate Trustee, any paying agent, any bond registrar or any other agent of the Company or the Corporate Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a beneficial owner in or pursuant to any applicable letter of representations or other arrangement or transaction entered into with, or procedures of, the depositary with respect to such One Hundred-twelfth Series Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any acts or omissions of a depositary.

ARTICLE II

ONE HUNDRED-THIRTEENTH SERIES OF BONDS

SECTION 1. (A) There shall be a series of bonds designated “5.35% Series due 2053” (herein sometimes referred to as the “One Hundred-thirteenth Series”), which shall also bear the descriptive title “First Mortgage Bond”, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the One Hundred-thirteenth Series shall be initially issued in the aggregate principal amount of $500,000,000, mature on March 15, 2053, bear interest at the rate of 5.35% per annum, payable from March 9, 2023, if the date of said bonds is on or prior to September 15, 2023, or, if the date of said bonds is after September 15, 2023, from the March 15 or September 15 next preceding the date of said bonds, semi-annually on March 15 and September 15 of each year commencing on September 15, 2023, be issued as fully registered bonds in the denominations of Two Thousand Dollars and in any integral multiple of One Thousand Dollars in excess thereof and be dated as in Section 10 of the Mortgage provided, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Interest on bonds of the One Hundred-thirteenth Series will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a due date for the payment of interest, principal or any Redemption Price (as defined below) on the bonds of the One Hundred-thirteenth Series, falls on a day that is not a Business Day, then the payment will be made on the next succeeding Business Day, and no interest will accrue on the amounts payable for the period from and after the original due date and until the next Business Day. The term “Business Day” means any day other than a Saturday or Sunday or day on which banking institutions in The City of New York are required or authorized to close.

(B)            On or after September 15, 2052 (the “2053 Par Call Date”), the Company may redeem the bonds of the One Hundred-thirteenth Series at the option of the Company, or with the Proceeds of Released Property (as contemplated by clause (4) of Section 61 of the Mortgage), in whole or in part, at any time and from time to time, upon notice as provided in Sections 52 and 54 of the Mortgage (given by mail or, if the bonds of the One Hundred-thirteenth Series are represented by one or more One Hundred-thirteenth Series Global Bonds (as hereinafter defined), given in accordance with the procedures of DTC (as hereinafter defined), not less than 30 days and not more than 90 days prior to the date fixed for redemption), at a redemption price equal to 100% of the principal amount of the bonds then Outstanding to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Prior to the 2053 Par Call Date, the Company may redeem the bonds of the One Hundred-thirteenth Series at the option of the Company, or with the Proceeds of Released Property (as contemplated by clause (4) of Section 61 of the Mortgage), in whole or in part, at any time and from time to time, upon notice as provided in Sections 52 and 54 of the Mortgage (given by mail or, if the bonds of the One Hundred-thirteenth Series are represented by one or more One Hundred-thirteenth Series Global Bonds (as hereinafter defined), given in accordance with the procedures of DTC (as hereinafter defined), not less than 30 days and not more than 90 days prior to the date fixed for redemption (together with the date fixed for redemption referred to in the preceding sentence, each a “2053 Redemption Date”)), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places (hereinafter sometimes referred to as the “2053 Make-Whole Redemption Price” and, together with the redemption price referred to in the preceding sentence, each a “2053 Redemption Price”) equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such bonds matured on the 2053 Par Call Date), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points less (b) interest accrued to such 2053 Redemption Date; and (ii) 100% of the principal amount of the bonds then Outstanding to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, such 2053 Redemption Date. On and after any 2053 Redemption Date, if sufficient cash shall have been deposited with the Corporate Trustee (and/or if the Company has irrevocably directed the Corporate Trustee to apply, from moneys held by it available to be used for the redemption of bonds, sufficient cash) to redeem all of the bonds of the One Hundred-thirteenth Series called for redemption, interest on the bonds of the One Hundred-twelfth Series, or the portions of them so called for redemption, shall cease to accrue.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

●	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2053 Par Call Date (the “2053 Remaining Life”); or

●	if there is no such Treasury constant maturity on H.15 exactly equal to the 2053 Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such 2053 Remaining Life—and shall interpolate to the 2053 Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

●	if there is no such Treasury constant maturity on H.15 shorter than or longer than the 2053 Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the 2053 Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2053 Par Call Date. If there is no United States Treasury security maturing on the 2053 Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the 2053 Par Call Date, one with a maturity date preceding the 2053 Par Call Date and one with a maturity date following the 2053 Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the 2053 Par Call Date. If there are two or more United States Treasury securities maturing on the 2053 Par Call Date, as applicable, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no obligation or duty whatsoever to determine, or to verify the Company’s calculations of, the redemption price.

In case of a redemption of only a part of the bonds of the One Hundred-thirteenth Series, absent any written agreement of the registered holders of all of the bonds of the One Hundred-thirteenth Series satisfactory to the Corporate Trustee specifying the particular bonds of the One Hundred-thirteenth Series to be redeemed, the Corporate Trustee shall draw by lot, according to such method as it shall deem proper in its discretion, or portions of them, to be redeemed, provided, that if the bonds of the One Hundred-thirteenth Series are represented by one or more One Hundred-thirteenth Series Global Bonds, interests in the bonds of the One Hundred-thirteenth Series shall be selected for redemption by DTC in accordance with its standard procedures therefor.

In case of any bonds of the One Hundred-thirteenth Series called for redemption in whole or in part prior to the 2053 Par Call Date, the Company shall deliver to the Corporate Trustee promptly upon its calculation thereof, but in any event prior to the related 2053 Redemption Date, a Treasurer’s Certificate setting forth its calculation of the 2053 Make-Whole Redemption Price applicable to such redemption. The Corporate Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the Company’s calculation of any 2053 Make-Whole Redemption Price of the bonds of the One Hundred-thirteenth Series.

In lieu of stating any 2053 Make-Whole Redemption Price, notices of redemption of the bonds of the One Hundred-thirteenth Series called for redemption in whole or in part shall state substantially the following: “The redemption price of the bonds to be redeemed shall equal the greater of (i) 100% of the principal amount of the bonds then Outstanding to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon being redeemed that would be due if such bonds matured on the 2053 Par Call Date, computed by discounting such payments, in each case, to the 2053 Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in this Ninety-fourth Supplemental Indenture) plus 25 basis points, plus, in each case, accrued and unpaid interest on the principal amount thereof called for redemption to, but excluding, the 2053 Redemption Date.”

Except as provided herein, Article X of the Mortgage shall apply to redemptions of bonds of the One Hundred-thirteenth Series.

(C)            Subject to the provisions set forth below with respect to One Hundred-thirteenth Series Global Bonds, at the option of the registered owner, any bonds of the One Hundred-thirteenth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The bonds of the One Hundred-thirteenth Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage or agreement with respect thereto.

Subject to the provisions set forth below with respect to One Hundred-thirteenth Series Global Bonds, bonds of the One Hundred-thirteenth Series shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of bonds of the One Hundred-thirteenth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

(D)            The bonds of the One Hundred-thirteenth Series shall be issued in registered form without coupons and shall be issued initially in the form of one or more global bonds (each such global bond hereinafter sometimes referred to as a “One Hundred-thirteenth Series Global Bond”) to or on behalf of The Depository Trust Company (hereinafter sometimes referred to as “DTC”), as depositary therefor, and registered in the name of such depositary or its nominee. Any bonds of the One Hundred-thirteenth Series to be issued or transferred to, or to be held by or on behalf of DTC as such depositary or such nominee (or any successor of such depositary or nominee) for such purpose shall bear the depositary legends as required or otherwise agreed to by the Corporate Trustee and the Company, and in the case of a successor depositary, such legend or legends as such depositary and/or the Company shall require and to which each shall agree, in each case such agreement to be confirmed in writing to the Corporate Trustee. Notwithstanding any other provision in this Ninety-fourth Supplemental Indenture, payment of interest on the bonds of the One Hundred-thirteenth Series may be made at the option of the Company by check mailed to the registered holders thereof at their registered address, and, with respect to a One Hundred-thirteenth Series Global Bond, the Company may make payments of principal of, any Redemption Price and interest on such One Hundred-thirteenth Series Global Bond pursuant to and in accordance with such arrangements as are agreed upon by the Company and the depositary for such One Hundred-thirteenth Series Global Bond.

Except under the limited circumstances described below, bonds of the One Hundred-thirteenth Series represented by a One Hundred-thirteenth Series Global Bond or Bonds shall not be exchangeable for, and shall not otherwise be issuable as, bonds of the One Hundred-thirteenth Series in definitive form. The One Hundred-thirteenth Series Global Bond or Bonds described in this Section 1(D) may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

A One Hundred-thirteenth Series Global Bond shall be exchangeable for bonds of the One Hundred-thirteenth Series registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such One Hundred-thirteenth Series Global Bond and no successor depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at a time when the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, (ii) a Default has occurred and is continuing with respect to the bonds of the One Hundred-thirteenth Series or (iii) the Company in its sole discretion, and subject to the procedures of the depositary, determines that such One Hundred-thirteenth Series Global Bond shall be so exchangeable. Any One Hundred-thirteenth Series Global Bond that is exchangeable pursuant to the preceding sentence shall be exchangeable for bonds of the One Hundred-thirteenth Series registered in such names as the depositary shall direct.

In any exchange provided in the preceding paragraph the Company shall execute, and the Corporate Trustee, upon receipt of a Company request for the authentication and delivery of bonds of the One Hundred-thirteenth Series in the form of definitive certificates in exchange in whole or in part for such One Hundred-thirteenth Series Global Bond or Bonds, shall authenticate and deliver, without service charge, to each person specified by the depositary, bonds of the One Hundred-thirteenth Series in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of such One Hundred-thirteenth Series Global Bond or the aggregate principal amount of such One Hundred-thirteenth Series Global Bonds in exchange for such One Hundred-thirteenth Series Global Bond or Bonds. Upon the exchange of the entire principal amount of a One Hundred-thirteenth Series Global Bond for bonds of the One Hundred-thirteenth Series in the form of definitive certificates, such One Hundred-thirteenth Series Global Bond shall be canceled by the Corporate Trustee. Bonds of the One Hundred-thirteenth Series issued in exchange for a One Hundred-thirteenth Series Global Bond shall be registered in such names and in such authorized denominations as the depositary for such One Hundred-thirteenth Series Global Bond, acting pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Corporate Trustee. Provided that the Company and the Corporate Trustee have so agreed, the Corporate Trustee shall deliver such bonds of the One Hundred-thirteenth Series to the persons in whose names the bonds of the One Hundred-thirteenth Series are so to be registered.

Any endorsement of a One Hundred-thirteenth Series Global Bond to reflect the principal amount thereof, or any increase or decrease in such principal amount, shall be made in such manner and by such person or persons as shall be specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the depositary with respect to such One Hundred-thirteenth Series Global Bond or in a Company request. Subject to the terms of the Mortgage, the Corporate Trustee shall deliver and redeliver any such One Hundred-thirteenth Series Global Bond in the manner and upon instructions given by the person or persons specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the depositary with respect to such One Hundred-thirteenth Series Global Bond or in any applicable Company request. If a Company request is so delivered, any instructions by the Company with respect to such One Hundred-thirteenth Series Global Bond contained therein shall be in writing but need not be accompanied by or contained in a Treasurer’s Certificate and need not be accompanied by an opinion of counsel.

The depositary or, if there be one, its nominee, shall be the holder of a One Hundred-thirteenth Series Global Bond for all purposes under the Mortgage and the bonds of the One Hundred-thirteenth Series and beneficial owners with respect to such One Hundred-thirteenth Series Global Bond shall hold their interests pursuant to applicable procedures of such depositary. The Company, the Corporate Trustee, any bond registrar, any paying agent and any other agent of the Company or the Corporate Trustee shall be entitled to deal with such depositary for all purposes of the Mortgage relating to such One Hundred-thirteenth Series Global Bond (including the payment of principal, the Redemption Price, if applicable, and interest and the giving of instructions or directions by or to the beneficial owners of such One Hundred-thirteenth Series Global Bond as the sole holder of such One Hundred-thirteenth Series Global Bond and shall have no obligations to the beneficial owners thereof (including any direct or indirect participants in such depositary)). None of the Company, the Corporate Trustee, any paying agent, any bond registrar or any other agent of the Company or the Corporate Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a beneficial owner in or pursuant to any applicable letter of representations or other arrangement or transaction entered into with, or procedures of, the depositary with respect to such One Hundred-thirteenth Series Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any acts or omissions of a depositary.

ARTICLE III

DIVIDEND COVENANT

SECTION 1. The Company covenants and agrees that, so long as any of the bonds of the One Hundred-twelfth or One Hundred-thirteenth Series remain Outstanding, the Company will not declare or pay any dividends upon its common stock (other than dividends in common stock) or make any other distributions on its common stock or purchase or otherwise retire any shares of its common stock, unless immediately after such declaration, payment, purchase, retirement or distribution (hereinafter in this Section referred to as “Restricted Payments”), and giving effect thereto, the amount arrived at by adding:

(a)            the aggregate amount of all such Restricted Payments (other than the dividend of fifty cents ($.50) per share declared on December 8, 1948 and paid on February 1, 1949 to holders of common stock) made by the Company during the period from December 31, 1948, to and including the effective date of the Restricted Payment in respect of which the determination is being made, plus

(b)            an amount equal to the aggregate amount of cumulative dividends for such period (whether or not paid) on all preferred stock of the Company from time to time outstanding during such period, at the rate or rates borne by such preferred stock, plus

(c)            an amount equal to the amount, if any, by which fifteen per centum (15%) of the Gross Operating Revenues of the Company for such period shall exceed the aggregate amount during such period expended and/or accrued on its books for maintenance and/or appropriated on its books out of income for property retirement, in each case in respect of the Mortgaged and Pledged Property and/or automotive equipment used primarily in the electric utility business of the Company (but excluding any provisions for amortization of any amounts included in utility plant acquisition adjustment accounts or utility plant adjustment accounts), will not exceed the amount of the aggregate net income of the Company for said period available for dividends (computed and ascertained in accordance with sound accounting practice, on a cumulative basis, including the making of proper deductions for any deficits occurring during any part of such period), plus $3,000,000.

The Company further covenants and agrees that not later than May 1 of each year beginning with the year 2022 it will furnish to the Corporate Trustee a Treasurer’s Certificate stating whether or not the Company has fully observed the restrictions imposed upon it by the covenant contained in this Section 2.

The terms (i) “dividend” shall be interpreted so as to include distributions and (ii) “common stock” and “shares of common stock” shall be interpreted so as to include membership interests.

ARTICLE IV
CERTAIN PROVISIONS WITH RESPECT TO FUTURE ADVANCES

SECTION 1. Upon the filing of this Ninety-fourth Supplemental Indenture for record in all counties in which the Mortgaged and Pledged Property is located, and until a further indenture or indentures supplemental to the Mortgage shall be executed and delivered by the Company to the Trustees pursuant to authorization by the Board of Directors of the Company and filed for record in all counties in which the Mortgaged and Pledged Property is located further increasing or decreasing the amount of future advances which may be secured by the Mortgage, the Mortgage may secure future advances and other indebtedness and sums not to exceed in the aggregate $2,500,000,000, in addition to $10,275,185,000 in aggregate principal amount of bonds to be Outstanding at the time of such filing, and all such advances and other indebtedness and sums shall be secured by the Mortgage, equally, to the same extent and with the same priority, as the amount originally advanced on the security of the Original Mortgage, namely, $46,000,000, and such advances and other indebtedness and sums may be made or become owing and may be repaid and again made or become owing and the amount so stated shall be considered only as the total amount of such advances and other indebtedness and sums as may be outstanding at one time.

ARTICLE V
MISCELLANEOUS PROVISIONS

SECTION 1. Subject to any amendments provided for in this Ninety-fourth Supplemental Indenture, the terms defined in the Original Mortgage, as heretofore supplemented, shall, for all purposes of this Ninety-fourth Supplemental Indenture, have the meanings specified in the Original Mortgage, as heretofore supplemented.

SECTION 2. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Original Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninety-fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVI of the Original Mortgage, as heretofore supplemented, shall apply to and form part of this Ninety-fourth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Ninety-fourth Supplemental Indenture.

SECTION 3. Subject to the provisions of Article XV and Article XVI of the Mortgage, whenever in this Ninety-fourth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Ninety-fourth Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

SECTION 4. Nothing in this Ninety-fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Outstanding bonds and coupons, any right, remedy or claim under or by reason of this Ninety-fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Ninety-fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Outstanding bonds and coupons.

SECTION 5. The Corporate Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Ninety-fourth Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Corporate Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Corporate Trustee Instructions using Electronic Means and the Corporate Trustee in its discretion elects to act upon such Instructions, the Corporate Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Corporate Trustee cannot determine the identity of the actual sender of such Instructions and that the Corporate Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Corporate Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Corporate Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Corporate Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Corporate Trustee’s good faith reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Corporate Trustee, including without limitation the risk of the Corporate Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Corporate Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Corporate Trustee as soon as reasonably practicable upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile trans-mission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Corporate Trustee, or another method or system specified by the Corporate Trustee as available for use in connection with its services hereunder.

SECTION 6. This Ninety-fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The words “execution,” signed,” signature,” and words of like import in the Mortgage shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Mortgage to the contrary notwithstanding, (a) any officers’ certificate, Opinion of Counsel, Trustee’s Certificate, Engineer’s Certificate, Net Earning Certificate, bond, certificate of authentication appearing on or attached to any bond, or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Mortgage may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Article II or elsewhere in the Mortgage to the execution, attestation or authentication of any bond or any certificate of authentication appearing on or attached to any bond by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Article II or elsewhere in the Mortgage that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the bonds of the One Hundred-six or One Hundred seventh Series.

[SIGNATURES ON THE FOLLOWING PAGES]

The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE COMPANY HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS, WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

IN WITNESS WHEREOF, Duke Energy Progress, LLC has caused its name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer and its company seal to be attested by its Corporate Secretary or one of its Assistant Secretaries, and The Bank of New York Mellon has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, Senior Associates or Associates and its corporate seal to be attested by one of its Vice Presidents, Senior Associates or Associates, and Christie Leppert (who is appointed as successor Individual Trustee effective immediately) has hereunto set her hand and seal, all as of the day and year first above written.

DUKE ENERGY PROGRESS, LLC

	By:	/s/ Karl W. Newlin
Karl W. Newlin
Treasurer and Senior Vice President,
Corporate Development

Executed, sealed and delivered by DUKE
ENERGY PROGRESS, LLC by Karl W. Newlin,
one of its Senior Vice Presidents, and
attested by Robert T. Lucas III, one of its
Assistant Secretaries, in the presence of:

ATTEST:

/s/ Robert T. Lucas
Robert T. Lucas III
Assistant Secretary

/s/ Carol Melendez
Carol Melendez

/s/ Jenny Pattana
Jenny Pattana

[COMPANY’S SIGNATURE PAGE]

[NINETY-FOURTH SUPPLEMENTAL INDENTURE DATED AS OF MARCH 1, 2023

TO THE DUKE ENERGY PROGRESS, LLC MORTGAGE AND DEED OF TRUST

DATED AS OF MAY 1, 1940]

THE BANK OF NEW YORK MELLON,
as Corporate Trustee

	By:	/s/ Francine Kincaid
Francine Kincaid
Vice President

Executed, sealed and delivered
by THE BANK OF NEW YORK
MELLON, as Corporate Trustee, by Francine Kincaid,
one of its Vice President,
and attested by Melissa Matthews,
one of its Vice President, in the
presence of:		ATTEST:

/s/ Melissa Matthews
Melissa Matthews
Vice President

/s/ Sherma Thomas
Sherma Thomas

/s/ Janet Wong-Lee
Janet Wong-Lee

[CORPORATE TRUSTEE’S SIGNATURE PAGE]

[NINETY-FOURTH SUPPLEMENTAL INDENTURE DATED AS OF MARCH 1, 2023

TO THE DUKE ENERGY PROGRESS, LLC MORTGAGE AND DEED OF TRUST

DATED AS OF MAY 1, 1940]

/s/ Christie Leppert
Christie Leppert, as successor Individual Trustee

Executed and delivered by
CHRISTIE LEPPERT, as successor Individual Trustee, in the presence of:

/s/ Cynthia M. Moore
Cynthia M. Moore

/s/ Barbara Zsombori
Barbara Zsombori

[INDIVIDUAL TRUSTEE’S SIGNATURE PAGE]

[NINETY-FOURTH SUPPLEMENTAL INDENTURE DATED AS OF MARCH 1, 2023

TO THE DUKE ENERGY PROGRESS, LLC MORTGAGE AND DEED OF TRUST

DATED AS OF MAY 1, 1940]

STATE OF NORTH CAROLINA	)
) SS.:
COUNTY OF MECKLENBURG	)

This 8th day of March, A.D. 2023, personally came before me, Jenny Pattana, a Notary Public, KARL W. NEWLIN, who, being by me duly sworn, acknowledged before me that he is Treasurer and Senior Vice President, Corporate Development of DUKE ENERGY PROGRESS, LLC, and that the seal affixed to the foregoing instrument in writing is the company seal of said company, and that said writing was signed and sealed by him in behalf of said limited liability company by its authority duly given. And the said KARL W. NEWLIN acknowledged the said writing to be the act and deed of said limited liability company.

On the 8th day of March, in the year of 2023, before me personally came KARL W. NEWLIN, to me known, who, being by me duly sworn, did depose and say that he resides at 2132 Brookwood Road, Charlotte, NC 28211; that he is Treasurer and Senior Vice President, Corporate Development of DUKE ENERGY PROGRESS, LLC, one of the limited liability companies described in and which executed the above instrument; that he knows the seal of said limited liability company; that the seal affixed to said instrument is such company seal; that it was so affixed by order of the Board of Directors of said limited liability company, and that he signed his name thereto by like order.

/s/ Jenny Pattana
Jenny Pattana
NOTARY PUBLIC, State of North Carolina
Mecklenburg County
My Commission Expires: June 8, 2025

STATE OF NORTH CAROLINA	)
) SS.:
COUNTY OF MECKLENBURG	)

This 8th day of March, A.D. 2023, personally came before me, Jenny Pattana, a Notary Public, ROBERT T. LUCAS III, who, being by me duly sworn, acknowledged before me that he is the Assistant Secretary of DUKE ENERGY PROGRESS, LLC, and that the seal affixed to the foregoing instrument in writing is the company seal of said company, and that said writing was signed and attested by him on behalf of said limited liability company by its authority duly given.

On the 8th day of March, in the year of 2023, before me personally came ROBERT T. LUCAS III, to me known, who, being by me duly sworn, did depose and say that he resides at 1650 Myers Park Drive, Charlotte, NC 28207; that he is the Assistant Secretary of DUKE ENERGY PROGRESS, LLC, one of the limited liability companies described in and which executed the above instrument; that he knows the seal of said limited liability company; that the seal affixed to said instrument is such company seal; that it was so affixed by order of the Board of Directors of said limited liability company, and that he signed and attested his name thereto by the authority of the Board of Directors of said limited liability company.

/s/ Jenny Pattana
Jenny Pattana
NOTARY PUBLIC, State of North Carolina
Mecklenburg County
My Commission Expires: June 8, 2025

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On March 8, 2023 before me, the undersigned, personally appeared Francine Kincaid, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she signed the same in her capacity as a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Corporate Trustee, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, signed the instrument.

I, Rafal Bar, a Notary Public of the State of New York, certify that Francine Kincaid personally came before me this day and acknowledged that she is a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Corporate Trustee, and that she, as Vice President, being authorized to do so, signed the foregoing on behalf of the corporation.

Witness my hand and official seal, this the 8th day of March, 2023.

/s/ Rafal Bar
Rafal Bar
Notary Public State of New York Registration No. 01BA6293822 Qualified in Kings County My Commission Expires: 01/31/2026

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On March 8, 2023 before me, the undersigned, personally appeared Melissa Matthews, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she signed and attested the same in his capacity as a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Corporate Trustee, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, signed and attested the instrument.

I, Rafal Bar, a Notary Public of the State of New York, certify that Melissa Matthews personally came before me this day and acknowledged that she is a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Corporate Trustee, and that she, as Vice President, being authorized to do so, signed and attested the foregoing on behalf of the corporation.

Witness my hand and official seal, this the 8th day of March, 2023.

/s/ Rafal Bar
Rafal Bar
Notary Public State of New York Registration No. 01BA6293822 Qualified in Kings County My Commission Expires: 01/31/2026

STATE OF FLORIDA	)
) SS.:
COUNTY OF DUVAL	)

On March 8, 2023 before me, the undersigned, personally appeared CHRISTIE LEPPERT, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity as successor Individual Trustee, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

I, Cindy A. Sheldon, a Notary Public of the State of Florida, do hereby certify that CHRISTIE LEPPERT, as successor Individual Trustee, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal, this the 8th day of March, 2023.

/s/ Cindy A. Sheldon
Cindy A. Sheldon
Notary Public - State of Florida Commission: HH 205011 Expires 12/06/2025

THIS SECURITY IS A ONE HUNDRED-TWELFTH SERIES GLOBAL BOND WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO DUKE ENERGY PROGRESS, LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS FIRST MORTGAGE BOND, 5.25% SERIES DUE 2033 MAY, UNDER CONDITIONS PROVIDED IN THE MORTGAGE, BE EXCHANGED FOR FIRST MORTGAGE BONDS, 5.25% SERIES DUE 2033 IN THE FORM OF DEFINITIVE CERTIFICATES OF LIKE TENOR AND OF AN EQUAL AGGREGATE PRINCIPAL AMOUNT, IN AUTHORIZED DENOMINATIONS, REGISTERED IN THE NAMES OF SUCH PERSONS AS THE DEPOSITARY SHALL INSTRUCT THE CORPORATE TRUSTEE. ANY SUCH EXCHANGE SHALL BE MADE UPON RECEIPT BY THE CORPORATE TRUSTEE OF A REQUEST BY DUKE ENERGY PROGRESS, LLC THEREFOR AND A WRITTEN INSTRUCTION FROM THE DEPOSITARY SETTING FORTH THE NAME OR NAMES IN WHICH THE CORPORATE TRUSTEE IS TO REGISTER SUCH FIRST MORTGAGE BONDS, 5.25% SERIES DUE 2033 IN THE FORM OF DEFINITIVE CERTIFICATES.

REGISTERED BOND	CUSIP: 26442U AQ7

DUKE ENERGY PROGRESS, LLC

First Mortgage Bond,

5.25% Series due 2033

No. R-1	$500,000,000

DUKE ENERGY PROGRESS, LLC, a North Carolina limited liability company (the “Company”), for value received, hereby promises to pay to

Cede & Co.

or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York,

FIVE HUNDRED MILLION DOLLARS ($500,000,000)

on March 15, 2033, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from March 9, 2023, if the date of this bond is on or prior to September 15, 2023, or, if the date of this bond is after September 15, 2023, from the March 15 or September 15 next preceding the date of this bond, at the rate of 5.25% per annum (with interest on overdue principal and overdue installments of interest payable in accordance with the terms of the Mortgage (as hereinafter defined)) in like coin or currency semi-annually at said office or agency, on March 15 and September 15 in each year until the principal of this bond shall have become due and payable (each an “Interest Payment Date”). If the date of this bond is on or prior to September 15, 2023, such payments shall commence on September 15, 2023. Interest on this bond will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Any interest on this bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the tenth calendar day next preceding such Interest Payment Date (i.e., March 6 and September 6, respectively) (each a “Regular Record Date”), provided, however, that so long as this bond is registered in the name of The Depository Trust Company, a New York corporation, its nominee or a successor depositary, the Regular Record Date shall be the close of business on the business day (as defined in the Ninety-fourth Supplemental Indenture mentioned below) immediately preceding such Interest Payment Date.

Any interest on this bond which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date solely by virtue of such holder having been such holder; and such interest, together with any interest thereon as provided in the Mortgage (collectively, “Defaulted Interest”), may be paid by the Company, at its election in each case, as provided in Subsection A or B below:

A.            The Company may elect to make payment of any Defaulted Interest on the bonds of this series (as defined below) to the persons in whose names such bonds (or their respective predecessor bonds) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner (a “Special Record Date”). The Company shall notify the Corporate Trustee referred to below in writing of the amount of Defaulted Interest proposed to be paid on each bond and the date of the proposed payment (which date shall be such as will enable the Corporate Trustee to comply with the next two sentences hereof), and at the same time the Company shall deposit with the Corporate Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Corporate Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Subsection provided and not to be deemed otherwise part of the trust estate or trust moneys. Thereupon the Corporate Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Corporate Trustee of the notice of the proposed payment. The Corporate Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each holder of a bond of this series at such holder’s address as it appears in the bond register not less than 10 days prior to such Special Record Date. The Corporate Trustee may, in its discretion in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper approved by the Company in each place of payment of the bonds of this series, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of this series (or their respective predecessor bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection B.

B.            The Company may make payment of any Defaulted Interest on the bonds of this series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Corporate Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Corporate Trustee.

Subject to the foregoing, each bond of this series delivered under the Mortgage hereinafter mentioned upon transfer of or in exchange for or in lieu of any other bond of this series shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other bond.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 5.25% Series due 2033 (the “bonds of this series”), all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking fund or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (together with any indenture supplemental thereto, including the Ninety-fourth Supplemental Indenture, dated as of March 1, 2023, the “Mortgage”), dated as of May 1, 1940, executed by the Company to The Bank of New York Mellon (formerly Irving Trust Company), as Corporate Trustee, and Christie Leppert (successor to Frederick G. Herbst), as Individual Trustee. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Mortgage and, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding of each series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration, among other things, shall impair or affect the right of the holder to receive payment of the principal of and interest on this bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered temporary or definitive bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

On or after December 15, 2032 (the “Par Call Date”), the Company may redeem the bonds of this series at the option of the Company, in whole or in part, at any time and from time to time, upon notice as provided in the Mortgage (given not less than 30 days and not more than 90 days prior to the date fixed for redemption), at a redemption price equal to 100% of the principal amount of the bonds then outstanding to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Prior to the Par Call Date, the Company may redeem the bonds of this series at the option of the Company, in whole or in part, at any time and from time to time, upon notice as provided in the Mortgage (given not less than 30 days and not more than 90 days prior to the date fixed for redemption (together with the date fixed for redemption referred to in the preceding sentence, each a “Redemption Date”)), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places (together with the redemption price referred to in the preceding sentence, each a “Redemption Price”)) equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such bonds matured on the Par Call Date), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Ninety-fourth Supplemental Indenture mentioned above) plus 20 basis points less (b) interest accrued to such Redemption Date; and (ii) 100% of the principal amount of the bonds then outstanding to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, such Redemption Date. On and after any Redemption Date, if sufficient cash shall have been deposited with Corporate Trustee (and/or if the Company has irrevocably directed the Corporate Trustee to apply, from moneys held by it available to be used for the redemption of bonds, sufficient cash) to redeem all of the bonds of this series called for redemption, interest on the bonds of this series, or the portions of them so called for redemption, shall cease to accrue. Reference is made to said Ninety-fourth Supplemental Indenture for the full terms of the redemption provisions applicable to the bonds of this series.

No recourse shall be had for the payment of the principal or any Redemption Price of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until The Bank of New York Mellon (formerly Irving Trust Company), the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

[Signature Page Follows]

IN WITNESS WHEREOF, DUKE ENERGY PROGRESS, LLC has caused this bond to be signed in its name with the manual or facsimile signature of its President or one of its Vice Presidents and its company seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

DUKE ENERGY PROGRESS, LLC

DATED:

By:

ATTEST:

CORPORATE TRUSTEE’S CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

THE BANK OF NEW YORK MELLON,
Corporate Trustee

By:
Authorized Officer

THIS SECURITY IS A ONE HUNDRED-THIRTEENTH SERIES GLOBAL BOND WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO DUKE ENERGY PROGRESS, LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS FIRST MORTGAGE BOND, 5.35% SERIES DUE 2053 MAY, UNDER CONDITIONS PROVIDED IN THE MORTGAGE, BE EXCHANGED FOR FIRST MORTGAGE BONDS, 5.35% SERIES DUE 2053 IN THE FORM OF DEFINITIVE CERTIFICATES OF LIKE TENOR AND OF AN EQUAL AGGREGATE PRINCIPAL AMOUNT, IN AUTHORIZED DENOMINATIONS, REGISTERED IN THE NAMES OF SUCH PERSONS AS THE DEPOSITARY SHALL INSTRUCT THE CORPORATE TRUSTEE. ANY SUCH EXCHANGE SHALL BE MADE UPON RECEIPT BY THE CORPORATE TRUSTEE OF A REQUEST BY DUKE ENERGY PROGRESS, LLC THEREFOR AND A WRITTEN INSTRUCTION FROM THE DEPOSITARY SETTING FORTH THE NAME OR NAMES IN WHICH THE CORPORATE TRUSTEE IS TO REGISTER SUCH FIRST MORTGAGE BONDS, 5.35% SERIES DUE 2053 IN THE FORM OF DEFINITIVE CERTIFICATES.

REGISTERED BOND	CUSIP: 26442U AR5

DUKE ENERGY PROGRESS, LLC

First Mortgage Bond,

5.35% Series due 2053

No. R-1	$500,000,000

DUKE ENERGY PROGRESS, LLC, a North Carolina limited liability company (the “Company”), for value received, hereby promises to pay to

Cede & Co.

or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York,

FIVE HUNDRED MILLION DOLLARS ($500,000,000)

on March 15, 2053, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from March 9, 2023, if the date of this bond is on or prior to September 15, 2023, or, if the date of this bond is after September 15, 2023, from the March 15 or September 15 next preceding the date of this bond, at the rate of 5.35% per annum (with interest on overdue principal and overdue installments of interest payable in accordance with the terms of the Mortgage (as hereinafter defined)) in like coin or currency semi-annually at said office or agency, on March 15 and September 15 in each year until the principal of this bond shall have become due and payable (each an “Interest Payment Date”). If the date of this bond is on or prior to September 15, 2023, such payments shall commence on September 15, 2023. Interest on this bond will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Any interest on this bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the tenth calendar day next preceding such Interest Payment Date (i.e., March 6 and September 6, respectively) (each a “Regular Record Date”), provided, however, that so long as this bond is registered in the name of The Depository Trust Company, a New York corporation, its nominee or a successor depositary, the Regular Record Date shall be the close of business on the business day (as defined in the Ninety-fourth Supplemental Indenture mentioned below) immediately preceding such Interest Payment Date.

Any interest on this bond which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date solely by virtue of such holder having been such holder; and such interest, together with any interest thereon as provided in the Mortgage (collectively, “Defaulted Interest”), may be paid by the Company, at its election in each case, as provided in Subsection A or B below:

A.            The Company may elect to make payment of any Defaulted Interest on the bonds of this series (as defined below) to the persons in whose names such bonds (or their respective predecessor bonds) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner (a “Special Record Date”). The Company shall notify the Corporate Trustee referred to below in writing of the amount of Defaulted Interest proposed to be paid on each bond and the date of the proposed payment (which date shall be such as will enable the Corporate Trustee to comply with the next two sentences hereof), and at the same time the Company shall deposit with the Corporate Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Corporate Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Subsection provided and not to be deemed otherwise part of the trust estate or trust moneys. Thereupon the Corporate Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Corporate Trustee of the notice of the proposed payment. The Corporate Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each holder of a bond of this series at such holder’s address as it appears in the bond register not less than 10 days prior to such Special Record Date. The Corporate Trustee may, in its discretion in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper approved by the Company in each place of payment of the bonds of this series, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of this series (or their respective predecessor bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection B.

B.            The Company may make payment of any Defaulted Interest on the bonds of this series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Corporate Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Corporate Trustee.

Subject to the foregoing, each bond of this series delivered under the Mortgage hereinafter mentioned upon transfer of or in exchange for or in lieu of any other bond of this series shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other bond.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 5.35% Series due 2053 (the “bonds of this series”), all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking fund or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (together with any indenture supplemental thereto, including the Ninety-fourth Supplemental Indenture, dated as of March 1, 2023, the “Mortgage”), dated as of May 1, 1940, executed by the Company to The Bank of New York Mellon (formerly Irving Trust Company), as Corporate Trustee, and Christie Leppert (successor to Frederick G. Herbst), as Individual Trustee. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Mortgage and, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding of each series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration, among other things, shall impair or affect the right of the holder to receive payment of the principal of and interest on this bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered temporary or definitive bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

On or after September 15, 2052 (the “Par Call Date”), the Company may redeem the bonds of this series at the option of the Company, in whole or in part, at any time and from time to time, upon notice as provided in the Mortgage (given not less than 30 days and not more than 90 days prior to the date fixed for redemption), at a redemption price equal to 100% of the principal amount of the bonds then outstanding to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Prior to the Par Call Date, the Company may redeem the bonds of this series at the option of the Company, in whole or in part, at any time and from time to time, upon notice as provided in the Mortgage (given not less than 30 days and not more than 90 days prior to the date fixed for redemption (together with the date fixed for redemption referred to in the preceding sentence, each a “Redemption Date”)), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places (together with the redemption price referred to in the preceding sentence, each a “Redemption Price”)) equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such bonds matured on the Par Call Date), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Ninety-fourth Supplemental Indenture mentioned above) plus 25 basis points less (b) interest accrued to such Redemption Date; and (ii) 100% of the principal amount of the bonds then outstanding to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, such Redemption Date. On and after any Redemption Date, if sufficient cash shall have been deposited with Corporate Trustee (and/or if the Company has irrevocably directed the Corporate Trustee to apply, from moneys held by it available to be used for the redemption of bonds, sufficient cash) to redeem all of the bonds of this series called for redemption, interest on the bonds of this series, or the portions of them so called for redemption, shall cease to accrue. Reference is made to said Ninety-fourth Supplemental Indenture for the full terms of the redemption provisions applicable to the bonds of this series.

No recourse shall be had for the payment of the principal or any Redemption Price of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until The Bank of New York Mellon (formerly Irving Trust Company), the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

[Signature Page Follows]

IN WITNESS WHEREOF, DUKE ENERGY PROGRESS, LLC has caused this bond to be signed in its name with the manual or facsimile signature of its President or one of its Vice Presidents and its company seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

DUKE ENERGY PROGRESS, LLC

DATED:

By:

ATTEST:

CORPORATE TRUSTEE’S CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

THE BANK OF NEW YORK MELLON,
Corporate Trustee

By:
Authorized Officer